Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement,” “Purchase Agreement,” or “Securities Purchase Agreement”), dated as of September 12, 2007, by and among VIRTUALSCOPICS, INC., a Delaware corporation, (“Company”), and each buyer listed on the Schedule of Buyers attached hereto (each, including its successors and assigns, a “Buyer” and collectively the “Buyers”).

WHEREAS:

A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 ACT” or the “Securities Act”);

B. Buyers desire to purchase and the Company desires to issue and sell in a private offering, upon the terms and conditions set forth in this Agreement, (i) Series B Preferred Stock (the “Preferred Stock”) of the Company and (ii) Warrants (as defined in Section 1(b)(iv) in the form described in this Agreement, to purchase shares of common stock, par value $0.001 per share, of the Company (“Common Stock”). The minimum aggregate offering amount of this offering of the Preferred Stock to all of the Buyers shall be Four Million Dollars (U.S. $4,000,000)(the “Minimum Amount”) and the maximum aggregate offering amount of this offering of the Preferred Stock all of the Buyers shall be Six Million U.S. Dollars (U.S. $6,000,000)(the “Maximum Amount”)(collectively, the “Offering”);

C. The terms of the Preferred Stock, including the terms on which the Preferred Stock may be converted into Common Stock, are set forth in the Certificate of Designation of Rights and Preferences of Series B Preferred Stock of the Company, in the form attached hereto as Exhibit A;

D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “REGISTRATION RIGHTS AGREEMENT”), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW THEREFORE, the Company and each Buyer, severally and not jointly, hereby agree as follows:

1. PURCHASE AND SALE OF PREFERRED STOCK AND WARRANTS.

(a) Certain Definitions. This Securities Purchase Agreement, the Certificate of Designation, the Registration Rights Agreement, the Warrants, and any other agreements delivered together with this Agreement or in connection herewith shall be referred to herein as the “Transaction Documents.” The Company and each Buyer (severally and not jointly) mutually agree to the terms of each of the Transaction Documents. For purposes hereof:

“1934 Act” shall mean the Securities Exchange Act of 1934.

“Approved Stock Plan” means any employee benefit plan which has been duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, pursuant to which the Company's securities may be issued to any employee, consultant, officer or director for services provided to the Company, and the VirtualScopics LLC 2001 Long-Term Incentive Plan, as amended, the VirtualScopics, LLC 2005 Long-Term Incentive Plan, the VirtualScopics, Inc. 2006 Long-Term Incentive Plan, as amended, and option agreements dated November 5, 2005, between the Company and Robert Klimasewski.

“Closing Bring-Down Certificate” shall have the meaning set forth in Section 3(c) below.

“Closing Certificate” shall have the meaning set forth in Section 1(b)(v)(B) below.

“Closing Legal Opinion” shall have the meaning set forth in Section 1(b)(v)(C) below.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire, directly or indirectly, at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Shares” shall have the meaning set forth in Section 2(a) below.

“Convertible Securities” shall have the meaning ascribed to it in the Certificate of Designation.

“Designated Insiders” shall have the meaning set forth in Section 4(r) below.

“Dividend Payment Shares” shall have the meaning ascribed to it in the Certificate of Designation.

“Eligible Market” means the over the counter Bulletin Board (“OTC-BB”), the New York Stock Exchange, Inc., the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the American Stock Exchange.

“Exempt Issuance” shall have the meaning ascribed to it in the Certificate of Designation. Notwithstanding anything to the contrary herein or therein, no issuance of Prohibited Equity Securities shall be an Exempt Issuance.

“Indebtedness” of any Person shall mean, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services including (without limitation) “Capital Leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; where (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Initial Warrant Exercise Price” shall have the meaning set forth in Section 1(b)(iv) below.

“Intellectual Property” shall have the meaning set forth in Section 3(j) below.

“Intellectual Property Rights” shall have the meaning set forth in Section 3(j) below.

 “Knowledge” means, actual knowledge of the Company’s Chief Executive Officer and Chief Financial Officer without independent investigation.

“Lien” shall have the meaning set forth in Section 5 below.

“Limited Standstill Agreements” shall have the meaning set forth in Section 4(r) below.

“Market Price,” for any security as of any date, shall have the meaning ascribed to it in the applicable security.

“Material Adverse Effect” shall have the meaning set forth in Section 3(a) below.

“Officer’s Certificate” shall have the meaning set forth in Section 8(c) below.

“Ongoing Share Reservation Requirement” shall have the meaning set forth in Section 4(h)(i) below.

“Options” shall have the meaning ascribed to it in the Certificate of Designation.

“Patents” shall have the meaning set forth in Section 3(j) below.

“Payment Shares” shall mean (i) Default Shares (as defined in the Certificate of Designation), (ii) Dividend Payment Shares (as defined in the Certificate of Designation) and into Common Stock of the Company. The Payment Shares shall be treated as Common Stock issuable upon conversion of the Preferred Stock for all purposes hereof and thereof and shall be subject to all of the limitations and afforded all of the rights of the other shares of Common Stock issuable hereunder or thereunder, including without limitation, the right to be included in the Registration Statement (as defined in the Registration Rights Agreement) filed pursuant to the Registration Rights Agreement.

“Permitted Liens” shall mean: (i) Liens on equipment purchased in the ordinary course of business, (ii) landlords', carriers', warehousemen's, mechanics' and other similar Liens arising by operation of law in the ordinary course of the Company's business; provided, however, that all such Liens shall be discharged or bonded off within sixty (60) days from the filing thereof; (iii) Liens arising out of pledge or deposits under worker's compensation, unemployment insurance, old age pension, social security, retirement benefits or other similar legislation; (iv) Liens for taxes (excluding any Lien imposed pursuant to any provision of ERISA) not yet due or which are being contested in good faith by appropriate proceedings and the Company maintains appropriate reserves in respect thereto; and (v) easements, rights of way, restrictions and other similar charges or Liens relating to real property and not interfering in a material way with the ordinary conduct of the Company's business.

“Person” shall mean an individual, a limited liability company, a partnership, a joint venture, an exempted company, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

“Principal Market” shall have the meaning set forth in Section 4(j) below.

“Purchase Price” shall have the meaning set forth in Section 1(b)(ii) below.

“Registration Rights Agreement” shall have the meaning set forth in Recital “D” above.

“Required Holders” shall have the meaning ascribed to it in the Certificate of Designation.

“SEC Documents” shall have the meaning set forth in Section 3(g) below.

“Securities” shall have the meaning set forth in Section 2(a) below.

“Shareholder Approval Holdback Amount” shall have the meaning set forth in Section 1(b)(iii) below.

“Shareholder Issuance Approval” shall have the meaning set forth in Section 4(x) below.

“Shareholder Issuance Approval Deadline” shall have the meaning set forth in Section 4(x) below.

“Stated Value” shall have the meaning ascribed to it in the Certificate of Designation.

“Subscription Amount” shall have the meaning set forth in Section 10 below.

“Subsidiaries” shall have the meaning set forth in Section 3(a) below.

“Trading Market” means the Eligible Market on which the Common Stock is listed or quoted for trading on the date in question.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion or redemption of the Preferred Stock or as Payment Shares, issued and issuable upon exercise of the Warrants and issued and issuable in lieu of the cash payment of dividends on the Preferred Stock in accordance with their terms.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Buyers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company.

“Warrants” shall have the meaning set forth in Section 1(b)(iv) below.

“Warrant Amount” shall have the meaning set forth in Section 1(b)(iv) below.

“Warrant Shares” shall have the meaning set forth in Section 2(a) below.

(b) Purchase of Preferred Stock And Warrants. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date (as defined below), the Company shall issue and sell to each Buyer and each Buyer, severally and not jointly, agrees to purchase from the Company Preferred Stock having an aggregate Stated Value equal to the Subscription Amount (as defined in Section 10) and an accompanying number of Warrants (as described below) to purchase a number of shares equal to the Warrant Amount (as defined below).

(i) Form of Certificate of Designation. The Certificate of Designation shall be in the form annexed hereto as Exhibit A.

(ii) Form of Payment. The purchase price (“Purchase Price”) for the Preferred Stock and related Warrants shall equal the aggregate Stated Value of the Preferred Stock to be purchased by such Buyer. On or before the Closing Date (as defined below), (i) each Buyer shall pay the Purchase Price for the Preferred Stock and the Warrants to be issued and sold to it at the Closing (as defined below) by wire transfer of immediately available funds to the Company, in accordance with the Company's written wiring instructions, against delivery of duly executed certificates representing the Buyer’s Preferred Stock (“Preferred Stock Certificates”) having an aggregate Stated Value equal to the Purchase Price and the number of Warrants equal to the Warrant Amount, and (ii) the Company shall deliver such Preferred Stock Certificates and Warrants duly executed on behalf of the Company, to such Buyer, against delivery of such Purchase Price, minus Preferred Stock Certificates and Warrants representing the Shareholder Approval Holdback Amount, which shall be delivered to the Escrow Agent pursuant to Section 1(b)(iii) below.

(iii) Closing Date. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, the “Closing” with respect to all Buyers shall occur when subscriber funds representing the Minimum Amount are transmitted by wire transfer of immediately available funds by all Buyers to the Company. The date of the Closing shall be referred to herein as the “Closing Date.” The Closing contemplated by this Agreement shall occur on the applicable Closing Date at the offices of the Escrow Agent (as defined in the Escrow Agreement) pursuant to the Escrow Agreement in the form attached hereto as Exhibit C (the “Escrow Agreement”), or at such other location as may be agreed to by the parties.

The Escrow Agreement shall contain instructions to the Escrow Agent to hold back, after the Closing, an amount of funds equal to fifty percent (50%) of Buyer’s Subscription Amount (the “Shareholder Approval Holdback Amount”), and the Company shall deliver to the Escrow Agent the Related Preferred Stock Certificates and Warrants to hold back, with such funds and certificates to be released as follows:

(A) on the date (the “Irrevocable Consent Date”) that the Company delivers to the Escrow Agent and the Lead Investor copies of Irrevocable Written Consents of stockholders of the Company representing a majority of the Company’s outstanding voting shares as of the Trading Day immediately preceding the Original Issue Date, provided that such Irrevocable Written Consent are received by the Escrow Agent prior to the Shareholder Issuance Approval Deadline, then Escrow Agreement shall instruct the Escrow Agent to (x) release to the Company the balance of the Shareholder Approval Holdback Amount, except for the Reduced Shareholder Approval Holdback Amount, which the Escrow Agent shall continue to retain, and (y) release to the Buyer the Related Preferred Stock Certificates and Warrants;

(B) if the Shareholder Issuance Approval has occurred by the Shareholder Issuance Approval Deadline, then the Company and the Buyer hereby instruct the Escrow Agent to immediately deliver the remaining portion of the Shareholder Approval Holdback Amount to the Company and Related Preferred Stock Certificates and Warrants to Buyer; and

(C) if the Shareholder Issuance Approval (as defined in Section 4(x) below) has not occurred by the Shareholder Issuance Approval Deadline (as defined in Section 4(x) below), then the Company and the Buyer hereby instruct the Escrow Agent to deliver the remaining portion of the Shareholder Approval Holdback Amount (as defined below) to Buyer, which payment shall be deemed to be a payment by the Company to the Buyer toward the Exchange Cap Redemption Amount (as defined in the Certificate of Designation) for an Exchange Cap Redemption (as defined in the Certificate of Designation), and the Related Preferred Stock Certificates and Warrants to the Company for cancellation.

For purposes hereof,

“Irrevocable Written Consents” shall mean irrevocable written consents of stockholders of the Company whereby they irrevocably agree to vote in favor of the Shareholder Issuance Approval.

“Reduced Shareholder Approval Holdback Amount” shall mean the Exchange Cap Redemption Amount which would be required to effect an Exchange Cap Redemption as of the Irrevocable Consent Date, if the Company were required to effect an Exchange Cap Redemption on such date.

“Related Preferred Stock Certificates and Warrants” shall mean shares of Preferred Stock having an aggregate Stated Value equal to the amount of funds being released, and a number of Warrants equal to the corresponding Warrant Amount;

(iv) Warrants. Each Buyer’s Preferred Stock shall be accompanied by a number of warrants (“Warrants”) equal to 60% of the aggregate Stated Value of the Preferred Stock being purchased by such Buyer, divided by the Initial Conversion Price (as defined in the Certificate of Designation) (the “Warrant Amount”). The Warrants shall be in the form of the Warrant annexed hereto as Exhibit D, except that the “Initial Exercise Price,” as defined therein, for one-half of such Warrants shall equal $_____ and the Initial Warrant Exercise Price for the other half of the Warrants shall equal $_____ (as applicable, the “Initial Warrant Exercise Price”), subject to adjustment therein. The Warrants shall contain Exercise Price adjustment provisions that are consistent with the adjustment provisions afforded to the Conversion Price of the Preferred Stock in the Certificate of Designation and shall have a seven (7) year term.

(v) Closing Deliveries. On the Closing Date, the Company will deliver or cause to be delivered to each Buyer (for purposes of this subsection, deliveries to the Escrow Agent on account of the Buyer shall be deemed to be deliveries to the Buyer):

(A) the items required to be delivered to Buyer pursuant to Section 8, duly executed by the Company where so required,

(B) a certificate (“Closing Certificate”) signed by its chief executive officer or chief financial officer (1) representing the truth and accuracy of all the representations and warranties made by the Company contained in this Agreement, as of the applicable Closing Date, as if such representations and warranties were made and given on all such dates, (2) and certifying that an Event of Default has not occurred,

(C) a legal opinion of the Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer and in substantially the same form as Exhibit E attached hereto in relation to the Company, the applicable Preferred Stock, the applicable Warrant and the Transaction Documents (“Closing Legal Opinion”),

(D) a duly executed Preferred Stock Certificates with an aggregate Stated Value equal to such Buyer’s Subscription Amount, registered in the name of such Buyer, minus Preferred Stock Certificates representing the Shareholder Approval Holdback Amount, which shall be delivered to and registered in the name of the Escrow Agent,

(E) two duly executed Warrants registered in the name of such Buyer, each to purchase up to a number of shares of Common Stock equal to the one-half of Warrant Amount (as defined in Section 1(b)(iv)), minus the Shareholder Approval Holdback Amount with respect to the Warrant, each with an exercise price equal to the applicable Initial Warrant Exercise Price (as defined in Section 1(b)(iv)) subject to adjustment therein, and two duly executed Warrants registered in the name of the Escrow Agent to purchase up to a number of shares equal to the Shareholder Approval Holdback Amount with respect to the Warrant,

(F) Limited Standstill Agreements, duly executed by each of the Designated Insiders (as defined in Section 4(r));

(G) The Company shall have delivered to such Buyer a true copy of certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Closing Date.

(H) The Company shall have delivered to such Buyer a true copy of certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business, as of a date within ten (10) days of the Closing Date.

(I) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of the State of Delaware as of a date that is ten (10) days prior to the Closing Date.

On each Closing Date, each Buyer shall deliver or cause to be delivered to the Company the following (for purposes of this subsection, deliveries to the Escrow Agent on account of the Company shall be deemed to be deliveries to the Company):

(A) this Securities Purchase Agreement, the Registration Rights Agreement and the Escrow Agreement, duly executed by such Buyer,

(B) such Buyer’s Subscription Amount by wire transfer to the account as specified in writing by the Company (subject to offsets for any expenses to which such Buyer is entitled).

(C) a Form W-9 (or Form W-8BEN, if the Buyer is a non-US citizen), duly executed by the Buyer.

2. BUYER’S REPRESENTATIONS AND WARRANTIES. Each Buyer represents and warrants to the Company solely as to such Buyer that:

(a) Investment Purpose. As of the date hereof, the Buyer is purchasing the Preferred Stock and the shares of Common Stock issuable upon conversion of the Preferred Stock or otherwise pursuant to the Certificate of Designation and the other Transaction Documents (including, without limitation, the Payment Shares) (such shares of Common Stock being collectively referred to herein as the “Conversion Shares”) and the Warrants and the shares of Common Stock issuable upon exercise thereof (the “Warrant Shares” and, collectively with the Preferred Stock, Warrants and Conversion Shares, the “Securities”) for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; PROVIDED, HOWEVER, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and applicable state securities laws.

(b) Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

(c) Reliance On Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(d) Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Buyer understands that its investment in the Securities involves a significant degree of risk.

(e) Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(f) Transfer Or Re-Sale. The Buyer understands that (i) except as provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred or resold unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Buyer shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope reasonably satisfactory to counsel to the Company) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”) of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor, or (d) the Securities are sold pursuant to Rule 144 or Rule 144(k); and (ii) any sale of such Securities made in reliance on Rule 144 or Rule 144(k) may be made only in accordance with the terms of said Rule. Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

(g) Organization; Authorization; Enforcement. Buyer is a duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Buyer has all requisite power and authority to enter into and perform this Agreement and the other Transaction Documents to which Buyer is a signatory and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents to which Buyer is a signatory have been duly and validly authorized and no further consent or authorization of Buyer, its manager or members is required. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes, and upon execution and delivery by the Buyer of the other Transaction Documents to which Buyer is a signatory, such agreements will constitute, legal, valid and binding agreements of the Buyer enforceable in accordance with their terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(h) Residency. The Buyer’s residency is as indicated on its signature page hereto.

(i) Knowledge And Experience. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

(j) Short Sales Prior To The Date Hereof. Buyer and its Affiliates have not from the time that such Buyer first received a term sheet (written or oral) from the Company or any other person setting forth the material terms of the transactions contemplated hereunder until the date hereof entered into or effected, or attempted to induce any third party to enter into or effect, any short sales of the Common Stock, or any hedging transaction which establishes a net short position with respect to the Common Stock.

(k) No General Solicitation. Buyer has not been the subject of general solicitation with respect to this Offering.

(l) Independent Investment Decision.  Such Buyer has independently evaluated the merits of its decision to purchase the Securities pursuant to the Transaction Documents, and such Buyer confirms that it has not relied on the advice of any other Buyer's business and/or legal counsel in making such decision.

(m) No Conflicts. (i) The execution, delivery and performance of each of the Transaction Documents by the Buyer and the consummation by the Buyer of the transactions contemplated hereby and thereby does not and will not conflict with or result in a violation of any provision of the articles of organization, partnership certificate, partnership agreement, operating agreement or similar organizational documents.

(ii) Buyer is not subject to any provision of any other agreement, instrument, judgment, order, decree, law, rule, regulation or any other restriction of any governmental authority that would prevent the purchase of the Securities being purchased by it hereunder.

(iii) The Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under the Transaction Documents.

(n) No Brokers. The Buyer has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Buyer that, except as set forth on the Company’s disclosure schedules referred to herein and attached hereto or any update thereto prior to the Closing Date (collectively, the “Disclosure Schedules”):

(a) Organization And Qualification. The Company and each of its Subsidiaries (as defined below), if any, is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Schedule 3(a) sets forth a list of all of the Subsidiaries of the Company and the jurisdiction in which each is incorporated or organized. The Company and each of its Subsidiaries is duly qualified as a foreign corporation or limited liability company to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on (i) the Securities, (ii) the business, operations, assets, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, (iii) on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith or (iv) the authority or the ability of the Company to perform its obligations under this Agreement, the Registration Rights Agreement, the Certificate of Designation or the Warrants. “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any controlling equity or other ownership interest.

(b) Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Certificate of Designation and the Warrants and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) except as otherwise set forth in Schedule 3(b), the execution and delivery of this Agreement, the Registration Rights Agreement, the Certificate of Designation and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Preferred Stock and the Warrants and the issuance and reservation for issuance of the Conversion Shares issuable upon conversion of or otherwise pursuant to the Certificate of Designation and the Warrant Shares issuable upon exercise of or otherwise pursuant to the Warrants) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of, the Registration Rights Agreement, the Certificate of Designation and the Warrants, each of such agreements and instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) Capitalization. The authorized capital stock of the Company consists of 85,000,000 shares of Common Stock, of which approximately 23,118,562 shares are outstanding as of the date hereof and 15,000,000 shares of preferred stock, par value $0.001 per share, of which 4,000,512 shares of Series A Convertible Preferred Stock are outstanding as of the date hereof. There are no outstanding securities which are convertible into shares of Common Stock, whether such conversion is currently convertible or convertible only upon some future date or the occurrence of some event in the future, except as disclosed on Schedule 3(c-1). If any such securities are listed on the Schedule 3(c-1), the number or amount of each such outstanding convertible security are set forth in said Schedule 3(c-1). All of such outstanding shares of capital stock set forth in Schedule 3(c-1) are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable.

No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in Schedule 3(c-2), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Preferred Stock, the Warrants, the Conversion Shares, the Payment Shares, or the Warrant Shares. The Company has furnished to each Buyer true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (“Certificate of Incorporation”), the Company's By-laws, as in effect on the date hereof (the “By-Laws”), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the buyers thereof in respect thereto. In the event that the date of execution of this Agreement is not the Closing Date, the Company shall provide each Buyer with a written update of this representation signed by the Company's President and Chief Executive or Chief Financial Officer on behalf of the Company as of the Closing Date (“Closing Bring-Down Certificate”). Except as disclosed in Schedule 3(c-2), the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Buyers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. Except as disclosed in Schedule 3(c-2), no further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. Except as disclosed in Schedule 3(c-2), there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company’s stockholders.

(d) Issuance of Shares. Upon issuance and upon conversion of the Preferred Stock and upon exercise of the Warrants in accordance with their respective terms, and receipt of the exercise price therefor, the Conversion Shares and Warrant Shares, along with any Payment Shares will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances other than securities law restrictions and shall not be subject to preemptive rights or other similar rights of stockholders of the Company, except as provided in the Transaction Documents.

(e) Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares upon conversion of or otherwise pursuant to the Certificate of Designation or upon issuance of the Warrant Shares upon exercise of or otherwise pursuant to the Warrants. The Company's directors and executive officers have studied and fully understand the nature of the Securities being sold hereunder. Taking the foregoing into account, the Company's Board of Directors has determined, in its good faith business judgment, that the issuance of the Securities hereunder and under the Certificate of Designation and the Warrants and the consummation of the transactions contemplated hereby and thereby are in the best interest of the Company and its stockholders.

(f) No Conflicts. Except as otherwise set forth in Schedule 3(f), the execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares and Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws, (ii) trigger any resets of conversion or exercise prices in other outstanding convertible securities, warrants or options of the Company, (iii) trigger the issuance of securities by the Company to any third party, (iv) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (v) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except, in the case of clauses (i), (iv) and (v) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, in violation of any law, ordinance or regulation of any governmental entity the violation of which would have a Material Adverse Effect. Except as disclosed in Schedule 3(f) or as specifically contemplated by this Agreement or as required under the 1933 Act and 1934 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement, the Certificate of Designation or the Warrants in accordance with the terms hereof or thereof or to issue and sell the Preferred Stock and Warrants in accordance with the terms hereof and to issue the Conversion Shares upon conversion of the Preferred Stock or otherwise pursuant to the Certificate of Designation and the Warrant Shares upon exercise of or otherwise pursuant to the Warrants. The Company is not in violation of the listing requirements of the Principal Market (as defined herein) and does not reasonably anticipate that the Common Stock will cease to be listed on the Principal Market in the foreseeable future. Except as disclosed in Schedule 3(f), the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(g) SEC Documents; Financial Statements. Since at least September 14, 2006, the Company has timely filed all reports, schedules, and statements required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). For purposes of this Agreement, “Timely Filed” shall mean that the applicable document was filed (i) by its original due date under the 1934 Act, or, if a request for an extension was timely filed, (ii) by such extended due date. True and complete copies of the SEC Documents are available on the SEC’s internet website (www.sec.gov), except for such exhibits and incorporated documents. Except as provided in the comment letter received from the SEC dated May 7, 2007, as of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as provided in the comment letter received from the SEC dated May 7, 2007, none of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof). Except as provided in the comment letter received from the SEC dated May 7, 2007, as of their respective dates, the financial statements of the Company (and the Buyers thereto) included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of the Company’s most recent 10-QSB or 10-KSB and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

(h) Absence of Certain Changes. Except for losses incurred in the ordinary course of business that have been publicly disclosed at least five (5) days prior to the date hereof or as set forth on Schedule 3(h) hereof, since the date of the Company’s most recent 10-QSB or 10-KSB, there has been no material adverse change in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or any of its Subsidiaries. For purposes of this Section 3(h), the term “Material Adverse Change” shall exclude continuing losses that are consistent with the Company's historical losses.

Except as disclosed in Schedule 3(h), since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has

(i) declared or paid any dividends on its Common Stock;

(ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business;

(iii) except as set forth in Schedule 3(h), had capital expenditures, individually or in the aggregate, in excess of $250,000;

(iv) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(v) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such subsidiary's business;

(vi) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(vii) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(viii) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

(ix) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

(x) suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(xi) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(xii) made capital expenditures or commitments therefor that aggregate in excess of $250,000;

(xiii) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

(xiv) made charitable contributions or pledges in excess of $10,000;

(xv) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xvi) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(xvii) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its subsidiaries; or

(xviii) entered into an agreement, written or otherwise, to take any of the foregoing actions.

Except as set forth in Schedule 3(h), neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

(i) Absence of Litigation. Except as disclosed in Schedule 3(i-1), to the knowledge of the Company or any of its subsidiaries, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such which if adversely decided would have a Material Adverse Effect. Schedule 3(i-2) contains a complete list and summary description of any known pending or threatened proceeding against or affecting the Company or any of its Subsidiaries, if adversely decided would have a Material Adverse Effect. Except as disclosed in Schedule 3(i-2), the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(j) Patents, Copyrights, Etc. All of the Company’s material patents, patent applications, Patents (as defined below), patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) are set forth in Schedule 3(j-1) hereof. The Company and its Subsidiaries own or possess adequate rights or licenses to use all of the Intellectual property and the rights to receive proceeds from patent licensing agreements, patent infringement litigation or other litigation related to such intellectual property (collectively, the “Intellectual Property Rights”). Any Liens, encumbrances or licenses that have been granted against the Intellectual Property are listed in Schedule 3(j-2). Except as set forth in Schedule 3(j-2), none of the Company's Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others which if adversely decided would have a Material Adverse Effect. Except as otherwise set forth on Schedule 3(j-2), the Company owns all right and title to the Intellectual Property free and clear of any Liens or encumbrances and has not granted any licenses or rights to use any of the Patents to any third party. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all Intellectual Property necessary to enable it to conduct its business as now operated, including but not limited to the intellectual property set forth in Schedule 3(j-1) hereof (and, except as otherwise set forth in Schedule 3(j-2) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future), except for such licenses or rights the failure of which to own or possess would not, individually or in the aggregate, have a Material Adverse Effect; there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's Knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, except as otherwise set forth in Schedule 3(j-2) hereof, to the best of the Company's Knowledge, as presently contemplated to be operated in the future), except for actions or claims which, if adversely decided, would not have a Material Adverse Effect. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

For purposes hereof, “Patents” means all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature, now existing or hereafter acquired all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof, in each case owned by the Company or an of its Subsidiaries.

(k) Omitted.

(l) Tax Status. Except as set forth on Schedule 3(l), the Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. Except as set forth on Schedule 3(l), none of the Company's tax returns is presently being audited by any taxing authority.

(m) Transactions With And Obligations To Affiliates.    Other than the grant of stock options under an Approved Stock Plan, or as disclosed on Schedule 3(m), none of the officers or directors of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than customary employment contracts, compensatory arrangements or plans for ordinary course services as employees, officers and directors or confidentiality agreement in connection with such employment), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.  Schedule 3(m) sets forth any loans, payables, payments, transactions, debt or equity securities, or similar agreements or obligations between the Company and any officers, directors, management or affiliates of the Company.

(n) Omitted.

(o) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and that any statement made by each Buyer or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyer’s purchase of the Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

(p) No Integrated Offering. Except as contemplated under the terms of the Offering, neither the Company, nor to its Knowledge any of its affiliates or any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to any Buyer. The issuance of the Securities to each Buyer will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

(q) No Brokers. Other than the retention of Canaccord Adams as its financial advisor, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

(r) Conduct of Business; Regulatory Permits; Compliance. The Company and each of its Subsidiaries is in possession of all licenses, permits, easements, and variances necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), except where the failure to so possess any such Company Permits would not have a Material Adverse Effect. Neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. Except as set forth in Schedule 3(r), the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by its Principal Market in the foreseeable future. Since at least May 31, 2006, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market.

(s) Environmental Matters.

(i) Except as set forth in Schedule 3(s), there are, to the Company's Knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company's knowledge, threatened in connection with any of the foregoing. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ii) Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company's or any of its Subsidiaries' business.

(iii) Except as set forth in Schedule 3(s), there are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

(t) Title To Property. The Company owns no real property. The Company has good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, encumbrances and defects except such as are described in Schedule 3(t) or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

(u) Insurance. The Company and the Subsidiaries maintain policies of insurance of the type and in such amounts as are reasonably and customarily carried by Persons conducting businesses or owning assets similarly situated to the Company and the Subsidiaries, respectively, at least equal to the aggregate Subscription Amount. The Company maintains a director’s and officer’s insurance policy in the amount of at least $5,000,000. To the best of the Company’s Knowledge, such insurance policy is in full force and effect and accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(v) Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor to its knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(x) Solvency. The Company (both before and after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. Except as disclosed in Schedule 3(x), the Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

(y) No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be, an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). To the best of its Knowledge, the Company is not controlled by an Investment Company.

(z) No Market Manipulation. The Company has not, and to its Knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(aa) Stop Transfer. The Securities, when issued, will be restricted securities. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Buyers.

(bb) No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, other than those incurred in the ordinary course of the Company's businesses which have been disclosed in the Company’s public filings and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect other than as set forth in Schedule 3(bb).

(cc) Omitted.

(dd) No Disagreements With Accountants And Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers. Attached hereto as Schedule 3(dd) are signed letters from the Company’s current accounting firm and outside law firm attesting to the facts in the immediately preceding sentence (the “Accountant And Lawyer Letters”).

(ee) Company Acknowledgment. The Company hereby acknowledges that each Buyer may elect to hold its Preferred Stock and the Warrants for various periods of time, as permitted by the terms of the Transaction Documents and the Company further acknowledges that Buyer has made no representations or warranties, either written or oral, as to how long the Securities will be held by such Buyer or regarding Buyer’s trading history or investment strategies.

(ff) Omitted.

(gg) Absence of Certain Company Control Person Actions Or Events. To the Company’s Knowledge, during the past five (5) years:

(i) No petition under the federal bankruptcy laws or any state insolvency law was filed by or against, and no receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(ii) No Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(iii) No Company Control Person has been the subject of any order, judgment or decree, that was not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(A) acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission (“CFTC”) or engaging in or continuing any conduct or practice in connection with such activity;

(B) engaging in any type of business practice; or

(C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(iv) No Company Control Person has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Company Control Person to engage in any activity described in paragraph (3) of this item, or to be associated with Persons engaged in any such activity; or

(v) No Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

For purposes hereof, “Company Control Person” means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

(hh) DTC Status. The Company's transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth on Schedule 3(hh) hereto.

(ii) Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.

(jj) Registration Rights. Except as set forth on Schedule 3(jj) hereto, other than each of the Buyers, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(kk) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(ll) Employee Relations.

(i)  Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  The Company and its Subsidiaries believe that their relations with their employees are good.  Except as disclosed in Schedule 3(ll), no executive officer (as defined in Rule 501(f) of the 1933 Act) of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary.  No executive officer of the Company or any of its Subsidiaries, to the Knowledge of the Company or any such Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and, the continued employment of each such executive officer does not, subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(mm) Obligations To Issue Additional Securities. Schedule 3(mm) lists all outstanding debt or equity securities, warrants or options, or Common Stock Equivalents, and all contractual agreements of the Company, in each case, that contain any provisions (“Triggering Provisions”) that could require the adjustment to conversion or exercise prices of existing securities, or the issuance of additional securities triggered as a result of the issuance of securities by the Company or by the passage of time on or after the date of this Securities Purchase Agreement.

(nn) Acknowledgment Regarding Purchasers’ Trading Activity. Notwithstanding anything in this Agreement or elsewhere herein to the contrary (except for Sections 2(j) and 4(i) hereof), it is understood and acknowledged by the Company that (i) none of the Buyers has been asked to agree by the Company, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Buyer, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Buyer, and counter-parties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, may presently have a “short” position in the Common Stock, and (iv) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.

(oo) Regulation M Compliance. The Company has not, and to its Knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

4. COVENANTS.

Notwithstanding anything to the contrary herein, with respect to the covenants in Sections 4 and 5 applicable to the Company: the Company’s obligations to follow such covenants shall continue until such time as less than 20% of the Preferred Stock issued in the Offering remain outstanding; and, any or all of such covenants may be waived by the written consent of the Required Holders (as defined in the Certificate of Designation).

(a) Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Sections 7 and 8 of this Agreement.

(b) Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyer at the Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Buyer on or prior to the Closing Date.

(c) Reporting Status. The Company's Common Stock is registered under Section 12(b) or 12(g) of the 1934 Act. The Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed with the SEC pursuant to the 1934 Act (“1934 Act Filings”).

(d) Use of Proceeds. The Company shall segregate at least $200,000 of the Offering proceeds into a separate designated bank account to be used only as payment to the Trout Group or other third-party entities acceptable to the Required Holders, for carrying out investor relations services (“IR Purposes”). The Company shall use at least $100,000 of the proceeds of the Offering for IR Purposes during the first calendar year after the Closing Date. The Company shall use the remainder of the proceeds from the sale of the Preferred Stock and the Warrants for marketing and working capital. The Company shall not use any of such proceeds (i) to repay any of its corporate debt or other Indebtedness, (ii) to redeem any Common Stock or Common Stock Equivalents, (iii) to settle any outstanding litigation, or (iv) to repay any debt or obligation to any officer, director or manager of the Company, including but not limited to the Company’s president, chief executive officer, chief financial officer and chief operations officer, and any of their affiliates or family members (collectively, “Insiders”).

(e) Securities Issuance Restrictions; Prohibited Equity Securities Lock-Up; Right of Participation; Securities Exchange.

(i) Lock-Up of Issuance of Securities. Except for Exempt Issuances, and except for the transactions or other issuances of securities by the Company to the Buyers as contemplated by the Transaction Documents, during the period from the date hereof until the date that is 90 days following the Effective Date (the “Limitation Period”), neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents (the “Equity Issuance Lock-Up”), provided, however, the 90 day period set forth in this Section 4(e)(i) shall be extended for the number of Trading Days during such period in which (i) trading in the Common Stock is suspended by any Trading Market, or (ii) following the Effective Date, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Buyers for the resale of the Underlying Shares. The Equity Issuance Lock-Up shall not apply in respect of an Exempt Issuance.

(ii) Prohibited Equity Securities Lock-Up. During the period that any Preferred Stock remains outstanding, notwithstanding whether or not an issuance of securities is an Exempt Issuance, the Company shall not issue or sell, or agree to issue or sell Prohibited Equity Securities (as defined below)(the “Prohibited Equity Securities Lock-Up”), without obtaining the prior written approval of the Required Holders, with the exception of any such agreements or transactions that (x) exist as of the date hereof and (y) are not amended or modified after the date hereof.  For purposes hereof, the following shall be collectively referred to herein as, the “Prohibited Equity Securities”: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price (each, a “Price”) that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security (regardless of whether or not such Price or any change of Price is conditioned upon the occurrence or non-occurrence of future events or circumstances), or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance (regardless of whether or not such Price or any change of Price is conditioned upon the occurrence or non-occurrence of future events or circumstances), or (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required to or has the option to (or the investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock (whether or not such payments in stock are subject to certain equity conditions), or (C) any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula (each, an “Equity Line” transaction). For purposes of the above, the “Market Price” at time of closing shall mean the Market Price, as defined in the Certificate of Designation.

It is expressly agreed and understood that the Prohibited Equity Securities Lock-Up shall apply in respect of an Exempt Issuance and that no issuance of Prohibited Equity Securities shall be an Exempt Issuance.

(iii) Omitted.

(iv) Buyer’s Right of Participation in Future Financings.

(A) From the date hereof and during the period that any shares of Preferred Stock are outstanding but no longer than four years from the Closing Date, upon any financing by the Company or any of its subsidiaries (each, a “Subsequent Financing”) of Common Stock or Common Stock Equivalents (as defined in Section 1(a)) for cash consideration, excluding any securities issued pursuant to the Offering described in this Agreement, to an Exempt Issuance or a firm commitment underwritten public offering of Common Stock, each Buyer shall have the right to participate (the “Buyer’s Right of Participation”) in an amount up to the Buyer’s Participation Percentage (as defined below) of the Subsequent Financing, provided that any securities issued to the Buyer pursuant to Buyer’s exercise of the rights under the Buyer’s Right of Participation (“Participation Securities”), and any securities issuable pursuant to the conversion or exercise of such securities, shall be subject to the Beneficial Ownership Limitation, provided further that the Maximum Ownership Percentage for the Beneficial Ownership Limitation applicable to Participation Securities may not be waived or changed to an amount greater than 9.99%.

(B) At least twenty (20) days prior to the closing of the Subsequent Financing, the Company shall deliver to each Buyer a written notice of its intention to effect a Subsequent Financing (an “Advance Notice of Financing”), which Advance Notice of Financing shall ask such Buyer if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Buyer, and only upon a request by such Buyer, for a Subsequent Financing Notice, the Company shall promptly, but no later than three (3) Trading Days after such request, deliver a Subsequent Financing Notice to such Buyer. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto and complete, definitive legal documentation (“Legal Documents”) for the transaction.

(C) Any Buyer desiring to participate in such Subsequent Financing must provide written notice (“Participation Notice”) to the Company by not later than 5:30 p.m. (New York City time) on the tenth (10th) day after such Buyer has received the Advance Notice of Financing that the Buyer is willing to participate in the Subsequent Financing, the amount of the Buyer’s participation, and that the Buyer has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no notice from a Buyer as of such tenth (10th) day, such Buyer shall be deemed to have notified the Company that it does not elect to participate. Buyer shall not be obligated to participate in a Subsequent Offering after delivering a Participation Notice to the Company until after the Buyer has reviewed and agreed to the final Legal Documents for such offering, which in any event shall be completed within ten (10) days after delivery of a Participation Notice, or else Buyer shall be deemed to have waived to the Buyer’s Right of Participation.

(D) If by 5:30 p.m. (New York City time) on the tenth (10th) day after all of the requesting Buyers have received the Advance Notice of Financing, notifications by the Buyers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of all Buyer’s Right of Participation in the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and to the Persons set forth in the Subsequent Financing Notice.

(E) If by 5:30 p.m. (New York City time) on the tenth (10th) day after all of the Buyers have received the Advance Notice of Financing, the Company receives responses to a Subsequent Financing Notice from Buyers seeking to purchase more than the aggregate amount of the Subsequent Financing, each such Buyer shall have the right to purchase up to (the “Buyer’s Participation Maximum”) (a) their Pro Rata Portion (as defined below) of the Subsequent Financing, plus (b) a pro rata amount (based upon the relative amount of the participating Buyers’ respective Pro Rata Portions) of the aggregate of the unused Pro Rata Portions of the other Buyers. For purposes hereof, “Pro Rata Portion” shall mean the ratio of (x) the Subscription Amount of Securities purchased on the Closing Date by a Buyer participating under this Section 4(e)(iv) and (y) the sum of the aggregate Subscription Amounts of Securities purchased on the Closing Date by all Buyers participating under this Section 4(e)(iv).

(F) For purposes of clarity, in the event that there is any amount of a Subsequent Financing that is not requested to be purchased by a Buyer, then any other Buyer shall have the right to purchase such remaining amount of the Subsequent Financing.

(G) The Company must provide the Buyers with a second Subsequent Financing Notice, and the Buyers will again have the right of participation set forth above in this Section 4(e)(iv), if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within sixty (60) Trading Days after the date of the initial Subsequent Financing Notice.

(H) The Company and the Buyers agree that if any Buyer elects to participate in the Subsequent Financing, (x) neither the agreement regarding the Subsequent Placement (the “Subsequent Placement Agreement”) with respect to such Subsequent Financing nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provisions whereby any Buyer shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Buyer prior to such Subsequent Placement, except for reasonable restrictions requested by the lead underwriter in an underwritten public offering, and (y) the Buyers shall be entitled to the same registration rights provided to other investors in the Subsequent Placement.

(v) Most Favored Nation (MFN) Securities Exchange Provision. From the date hereof until the date when such Buyer holds less than 20% in aggregate State Value of the Preferred Stock originally purchased by such Buyer hereunder but no longer than four years from the Closing Date, if the Company effects a Subsequent Financing, each Buyer may elect, in its sole discretion, to exchange (an “MFN Exchange”) all or some of the Preferred Stock then held by such Buyer for any securities or units issued in a Subsequent Financing, in lieu of paying the purchase price for such securities or units in cash, on a $1.00 for $1.00 basis based on (i) the aggregate Stated Value of the Buyer’s Preferred Stock, along with any accrued but unpaid Dividends, and (ii) the effective price at which such securities were sold in such Subsequent Financing; PROVIDED, HOWEVER, that this Section 4(e)(v) shall not apply with respect to (a) an Exempt Issuance or (b) a firm commitment underwritten public offering of Common Stock with a reputable national underwriter. The Company shall provide each Buyer with notice of any such Subsequent Financing in the manner set forth in Section 4(e)(iv). Simultaneously with and as a condition to such an exchange, the Buyer shall surrender to the Company for cancellation all of its unconverted Warrants in the Warrant Amount accompanying the purchase of such Preferred Stock.

(vi) Injunctive Relief. The remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under this Agreement and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Buyer's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Agreement or any of the Transaction Documents. The Company acknowledges that a breach by it of its obligations under this subsection 4(e) or its obligations under Section 4(m) hereof, will cause irreparable harm to Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this subsection 4(e) or a breach of its obligations under subsection 4(m) hereof, will be inadequate and agrees, in the event of a breach or threatened breach by the Company of subsections 4(e) and 4(m) of this Agreement, that Buyer shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of its obligations under this subsection 4(e) or of subsection 4(m) hereof, and to enforce specifically the terms and provisions of subsection 4(e) or of subsection 4(m) hereof, without the necessity of showing economic loss and without any bond or other security being required.

(f) Securities Laws Disclosure; Publicity. The Company shall, by 8:30 a.m. New York City time on the third (3rd) Business Day following the Closing Date, issue a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby and including the Transaction Documents as exhibits thereto. The Company and each Buyer shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Buyer shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Buyer, or without the prior consent of each Buyer, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Buyer, or include the name of any Buyer in any filing with the Commission or any regulatory agency or any market or exchange, without the prior written consent of such Buyer, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents (including signature pages thereto) with the SEC and (ii) to the extent such disclosure is required by law or regulations of the Principal Market, in which case the Company shall provide the Buyers with prior notice of such disclosure permitted under this subclause (ii).

(g) Financial Information. The Company agrees to send, or make available via public filings on the internet, the following reports to each Buyer until such Buyer transfers, assigns, or sells all of the Securities, but no longer than two years after the Closing Date: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to such stockholders.

(h) Omitted.

(i) Certain Trading Activities. For so long as such Buyer owns any Preferred Stock, such Buyer shall not maintain any short position in the Company’s securities common stock.

(j) Listing. The Company shall use its best efforts to promptly secure the listing of the Conversion Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance). The Company will use its best efforts to obtain and, for four years following the Closing Date, maintain the listing and trading of its Common Stock on an Eligible Market (whichever Eligible Market is at the time the principal trading exchange or market for the Common Stock is referred to herein as the “Principal Market”).

(k) Corporate Existence. So long as a Buyer beneficially owns any Preferred Stock or Warrants or for at least four (4) years following the Closing Date, whichever period ends sooner, the Company shall maintain its corporate existence in good standing and remain a “Reporting Issuer” (defined as a Company which files periodic reports under the 1934 Act).

(l) No Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities to the Buyers in a manner that would require the registration under the Securities Act of the sale of the Securities to the Buyers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

(m) Limitation On Sale or Disposition of Intellectual Property. The Corporation shall not sell, convey, dispose of, spin off or assign any or all of its Intellectual Property (including but not limited to the Intellectual Property set forth in Schedules 3(j)(1) and (2) hereof), or any of the Intellectual Property Rights, in each case without the written consent of the Required Holders, provided that the Company may, without the Buyer’s written consent, enter into one or more licensing agreements with respect to its Intellectual Property so long as such licensing agreements exceed $5 million per calendar year and so long as such agreements are not with any affiliate (as such term is defined in Rule 501(b) of Regulation D) of the Company or with any relative of, or entity controlled by, or any entity 10% or more of which is owned by, any officer, director, employee or former employee of the Company, provided, further, that the Company shall not be subject to the restrictions of this Section 4(m) if the cash consideration received by the Company in exchange for such Intellectual Property Rights exceeds $50 million, or for the licensing of its Intellectual Property in the ordinary course of business consistent with past practice, or in connection with any current licensing arrangements or the amendment or renewal of such arrangements.

(n)  Limitation On Rate of Issuance of Shares. The parties agree that, if by virtue of this AGREEMENT, or by virtue of any other agreement between the parties, Buyer becomes entitled to receive from the Company a number of shares of Common Stock of the Company (collectively, “Issuable Securities”), such that the sum of (1) the number of shares of Common Stock of the Company beneficially owned by Buyer and any applicable affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock, the unexercised Warrants or the unexercised or unconverted portion of any other security of Buyer subject to a limitation on conversion or exercise analogous to the limitations contained herein)(collectively, the “Beneficially Owned Shares”) and (2) the number Issuable Securities described above, with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Buyer and its affiliates of more than 4.99% (as may be changed from time to time pursuant to the terms hereof, the “Maximum Ownership Percentage”) of the outstanding shares of Common Stock (the “Beneficial Ownership Limitation”), then the Company shall immediately deliver to Buyer the number of shares of Common Stock of the Company, that can be issued without exceeding the Beneficial Ownership Limitation, and the Company shall not issue shares of Common Stock to the Buyer in excess of the Beneficial Ownership Limitation.

For purposes of the proviso to the immediately preceding sentence, (i) beneficial ownership shall be determined by the Buyer in accordance with Section 13(d) of the 1934 Act and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso to the immediately preceding sentence, and PROVIDED THAT the Beneficial Ownership Limitation shall be conclusively satisfied if the applicable notice from Buyer includes a signed representation by the Buyer that the issuance of the shares in such notice will not violate the Beneficial Ownership Limitation, and the Company shall not be entitled to require additional documentation of such satisfaction.

The parties agree that, in the event that the Company receives any tender offer or any offer to enter into a merger with another entity whereby the Company shall not be the surviving entity (an “Offer”), or in the event the Company is issuing Default Shares (as defined in the Certificate of Designation) to the Buyer, then “4.99%” shall be automatically revised immediately after such offer to read “9.99%” each place it occurs in the first two paragraphs of this Section 4(n) above. Notwithstanding the above, Buyer shall retain the option to either exercise or not exercise its option(s) to acquire Common Stock pursuant to the terms hereof after an Offer. In addition, the Beneficial Ownership Limitation provisions of this Section 4(n) may be waived by such Buyer, at the election of such Buyer, upon not less than 61 days’ prior notice to the Company, to change the Beneficial Ownership Limitation to any other percentage not less than 4.99% and not in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Preferred Stock held by the Buyer or upon exercise of a Warrant held by the Buyer, as applicable, and the provisions of this Section 4(n) shall continue to apply. Any such increase or decrease to the Maximum Amount will apply only to the Buyer and not to any other buyer of Preferred Stock. The limitations on conversion set forth in this subsection are referred to as the “Beneficial Ownership Limitation.” Upon such a change by a Buyer of the Beneficial Ownership Limitation from such 4.99% Beneficial Ownership Limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Buyer, provided that, if an Event of Default (as defined in the Certificate of Designation) occurs, thereafter the Beneficial Ownership Limitation provisions of this Section 4(n) may be waived by such Buyer, at the election of such Buyer, upon not less than 61 days’ prior notice to the Company, to change the Maximum Percentage to any other percentage not less than 4.99% (and not limited to 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Preferred Stock held by the Buyer and the provisions of this Section 4(n) shall continue to apply.

The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(n) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

Maximum Exercise of Rights. In the event the Buyer notifies the Company that the exercise of the rights described herein or in the Warrants, or the issuance of Payment Shares or other shares of Common Stock issuable to the Buyer under the terms of the Transaction Documents (collectively, “Issuable Shares”) would result in the issuance of an amount of Common Stock of the Company that would exceed the maximum amount that may be issued to a Buyer calculated in the manner described in this Section 4(n) of this Agreement, then the issuance of such additional shares of Common Stock of the Company to such Buyer will be deferred in whole or in part until such time as such Buyer is able to beneficially own such Common Stock without exceeding the maximum amount set forth calculated in the manner described in herein but no longer than the applicable term of the Warrants. The determination of when such Common Stock may be issued shall be made by each Buyer as to only such Buyer.

(o) Omitted.

(p) Equal Treatment of Buyers. The terms of Securities issued to Buyers per the terms of this Agreement and the Transaction Documents shall be identical in all material respects. In addition, neither the Company nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for the redemption, conversion of the Preferred Stock or exercise of the Warrants, or otherwise, to any Buyer or holder of Securities, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment of any terms or provisions of the Transaction Documents, unless such consideration is required to be paid to all Buyers or holders of Securities bound by such consent, waiver or amendment. The Company shall not, directly or indirectly, redeem any Securities unless such offer of redemption is made pro rata to all Buyers or holders of Securities, as the case may be, on identical terms. For clarification purposes, this provision constitutes a separate right granted by the Company to each Buyer of Securities and negotiated separately by each Buyer, is intended for the Company to treat the Buyers as a class, and shall not in any way be construed as the Buyers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

(q) Legal And Due Diligence Fees. The Company shall pay to BridgePointe Master Fund Ltd. (the “Lead Investor”) a non-accountable cash fee of $35,000, $17,500 of which has already been paid and the remaining $17,500 of which shall be paid at closing as reimbursement for legal services rendered by its attorneys in connection with this Agreement and the purchase and sale of the Preferred Stock and Warrants and as reimbursement for due diligence expenses. Half of such fee is due upon the execution of this Agreement, and the other half of such fee is due at Closing. The Lead Investor may withhold such amount out of the Purchase Price for its Preferred Stock.

(r) Limited Standstill. The Company will deliver to the Buyers on or before the Closing Date and enforce the provisions of irrevocable standstill agreements (“Limited Standstill Agreements”) in the form annexed hereto as Exhibit F with the Insiders and other shareholders that are identified on Schedule 4(r) hereto (collectively, the “Designated Insiders”).

(s) Non-Public Information. The Company covenants and agrees that from and after the date hereof, neither it nor any other Person acting on its behalf will provide any Buyer or its agents or counsel with any information that constitutes material non-public information, unless prior thereto (i) such Buyer shall have executed a written agreement regarding the confidentiality and use of such information, or (ii) the Required Holders have approved the receipt of material non-public information in order to facilitate a workout under the Transaction Documents (an “Approved Workout”). The Company understands and confirms that each Buyer shall be relying on the foregoing representations in effecting transactions in securities of the Company. In the event of a breach of the foregoing covenant by the Company, or any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Company shall publicly disclose any material, non-public information in a Form 8-K within twenty (20) Business Days of the date that it discloses such information to the Buyer. In the event that the Company discloses any material, non-public information to the Buyer and fails to publicly file a Form 8-K in accordance with the above, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure. The Company understands and confirms that each Buyer shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(t) Transactions With Affiliates. So long as any Preferred Stock or Warrant is outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any Subsidiary’s officers, directors, employees, persons who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own ten percent (10%) or more of the Common Stock, or Affiliates (as defined below) of any thereof, or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a ten percent (10%) or more beneficial interest (each a “Related Party”), except for customary employment arrangements and benefit programs and director compensation on reasonable terms or transactions with Pfizer, Inc., General Electric Co., GE Health Care or the University of Rochester or any successor or assignees of such parties, or amendments or modifications of the Transaction Documents with any Buyer or assignee. “Affiliate” for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. “Control” or “Controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

(u) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an “Investor” (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor provided such transaction may be accomplished pursuant to Rule 144.

(v) Omitted.

(w) Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock upon conversion of the Preferred Stock or upon exercise of the Warrant, and the Buyer of the Preferred Stock and Warrant shall not have the right to receive upon conversion of the Preferred Stock, or exercise of the Warrant, respectively, any shares of Common Stock, (x) prior to the Shareholder Issuance Vote or effective date of written consents given therefore and (y) if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion or exercise, as applicable, of the Preferred Stock and Warrants without breaching the Company’s obligations under the rules or regulations of the applicable Eligible Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap Amount”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of such Eligible Market for issuances of Common Stock in excess of such amount (“Eligible Market Shareholder Approval”) or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Unless and until such approval or written opinion is obtained, no Buyer of the Preferred Stock pursuant to the Securities Purchase Agreement shall be issued in the aggregate, upon conversion or exercise or otherwise, as applicable, of Preferred Stock or Warrants, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the aggregate Stated Value of the Preferred Stock issued to the subject Buyers, and the denominator of which is the aggregate Stated Value of the Preferred Stock issued to all such Buyers.

(x) Share Issuance Authorization. As soon as practicable following the Closing (as defined herein), the Company shall prepare a proxy or information statement, shall submit the proxy or information statement to the SEC and shall mail it to it shareholders, requesting and recommending that they vote affirmatively or informing them that written consents have been obtained (a “Shareholder Issuance Vote”) on a proposal to approve the issuance, under the applicable rules of the Eligible Market, of all of the Conversion Shares and Exercise Shares and other shares of Common Stock issuable pursuant to the Transaction Documents without regard to the Exchange Cap Amount and to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities on the Company’s ability to issue shares of Common Stock in excess of the Exchange Cap Amount (the shareholder approval of such proposal is referred to herein as the “Shareholder Issuance Approval”). The Shareholder Issuance Approval shall occur before December 1, 2007  provided, however, that if the Company’s failure to obtain the Shareholder Issuance Approval by the Shareholder Issuance Approval Deadline is due to its inability to resolve, in good faith, to the SEC's satisfaction any comments pertaining to its review of the Proxy or Information Statement, then the Shareholder Issuance Approval Deadline shall be extended to the earlier of (i) the date that is forty-five (45) days after the date that the SEC notifies the Company that it has no further comments or (ii) January 15, 2008 (the “Shareholder Issuance Approval Deadline”).

(y) D&O Insurance. The Company shall maintain a director’s and officer’s insurance policy in the amount of at least $5,000,000.

5. PROHIBITION ON LIENS; INJUNCTION. The Company hereby represents that, except for Permitted Liens and except as otherwise set forth on Schedule 5 annexed hereto, there are no liens or encumbrances on the Company’s Property (as defined below). The Company agrees that from the Issue Date of the Preferred Stock through the date that less than a 20% of the Preferred Stock issued in the Offering remains outstanding (the “Covered Period”), the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any mortgage, lien, pledge, security interest or other encumbrance (collectively, “Liens”) upon or in the Property (as defined below) owned by the Company or any of its Subsidiaries (except for Permitted Liens). In the event that the Company attempts to place any Lien or Liens on the Company’s Property during the Covered Period, the Buyer shall have the right to apply for an injunction in any state or federal courts sitting in the City of New York, borough of Manhattan to prevent such Lien or transfer.

For purposes hereof, “Property” shall mean any property of the Company, including but not limited to

(A) “Accounts”, “Cash Proceeds”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contracts”, “Deposit Account”, “Documents”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Noncash Proceeds”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Security”, “Record”, “Security Account”, “Software”, and “Supporting Obligations,” as each such term is defined in the Uniform Commercial Code as in effect from time to time in the State of New York,

(B) real property,

(C) Intellectual Property (as defined herein), and

(D) all other assets of the Company.

6. LEGENDS.

(a) The Conversion Shares and the Warrant Shares, together with any other shares of Common Stock that are issued or issuable pursuant to the Transaction Documents shall be referred to herein as the “Issued Common Shares.” Certificates evidencing the Issued Common Shares shall not contain any legend restricting the transfer thereof (including the legend set forth in Section 7(e) of the Certificate of Designation): (i) following resale of such shares while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Issued Common Shares pursuant to Rule 144, or (iii) if such Issued Common Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission)(collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date of the Registration Statement if required by the Company’s transfer agent to effect the sale of Issued Common Shares by a Buyer without a restrictive legend or removal of the legend hereunder. If the Unrestricted Conditions are met at the time of issuance or resale of Issued Common Shares, then such Issued Common Shares shall be issued free of all legends and the Buyer submits proof and proper documentation satisfactory to the Company and its transfer agent to the conditions in Section 6(a). The Company agrees that following the Effective Date or at such time as the Unrestricted Conditions are met or such legend is otherwise no longer required under this Section 6(a), it will, no later than three (3) Trading Days following the delivery by a Buyer to the Company or the Company’s transfer agent of a certificate representing Issued Common Shares, as applicable, issued with a restrictive legend and proof and proper documentation satisfactory to the Company and its transfer agent to the conditions in Section 6(a) (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Buyer a certificate representing such shares that is free from all restrictive and other legends.

(b) Omitted.

(c) Each Buyer, severally and not jointly with the other Buyers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 6 is predicated upon the Company’s reliance that each Buyer will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

(d) The Company’s obligations under Section 6(a) and (b) shall expire on the third anniversary of the Closing Date.

7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Preferred Stock and Warrants to a Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

(a) The Buyer shall have executed each of the Transaction Documents which requires Buyer’s signature, and delivered the same to the Company.

(b) The Buyer shall have delivered the applicable Purchase Price in accordance with Section 1(b) above.

(c) The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date, and the Company shall have received a certificate from the Buyer to that effect and to such other matters as may be reasonably required by the Company.

(d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) The Company shall have received the deliveries under Section 7(a) and (b) from the Buyers representing the Minimum Amount.

8. CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE. The obligation of each Buyer hereunder to purchase the Preferred Stock and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion (for purposes of this section, deliveries to the Escrow Agent on account of the Buyer shall be deemed to be deliveries to the Buyer):

(a) The Company shall have executed this Agreement, the Registration Rights Agreement, and the Escrow Agreement and delivered the same to the Buyer.

(b) The Company shall have delivered to such Buyer the duly executed Preferred Stock Certificates and Warrants to the Escrow Agent in accordance with Section 1 above, and a copy of the Certificate of Designation stamped to indicate that it has been filed with the State of Delaware.

(c) The representations and warranties of the Company contained in this Agreement, as modified by the Exhibits and Schedules hereto, shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate or certificates (the “Officer’s Certificate”), executed by the President and Chief Executive Officer or Chief Financial Officer of the Company, dated as of the applicable Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, but not limited to certificates with respect to the Company's Certificate of Incorporation, By-laws and Board of Directors' resolutions relating to the transactions contemplated hereby.

(d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) Trading in the Common Stock on the Principal Market shall not have been suspended by the SEC or the Nasdaq and, within two (2) business days of the Closing, the Company will make application to the Principal Market, if legally required by the Principal Market, to have the Conversion Shares and the Warrant Shares authorized for quotation.

(f) The Buyer shall have received a Closing Legal Opinion as further described in Section 1(b)(v)(D) hereof.

(g) The Company shall have delivered to the Buyer executed Accountant and Lawyer Letters, as described in Buyer shall have received a Closing Certificate described in Section 1(b)(v)(C) above, dated as of the Closing Date.

(h) The Company shall have delivered to the Buyer executed Accountant and Lawyer Letters, as described in Section 3(dd) hereof.

(i) Within two (2) Business Days prior to the Closing, the Company shall have delivered or caused to be delivered to each Buyer certified copies of UCC search results, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries filed in the prior five (5) years to perfect an interest in any assets thereof, together with copies of such financing statements, and the results of searches for any tax lien and judgment lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Buyers shall not show any such liens.

(j) The Company shall have received funds from Buyers representing their respective Purchase Prices in an amount exceeding the Minimum Amount, in the aggregate and not exceeding the Maximum Amount, in the aggregate.

(k) No Material Adverse Changes have occurred since the date that the Buyer executed this Agreement.

9. GOVERNING LAW; MISCELLANEOUS.

(a) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. THE PARTIES HEREBY WAIVE ALL RIGHTS TO, AND AGREES NOT TO REQUEST, A TRIAL BY JURY FOR ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR BY ANY OF THE TRANSACTION DOCUMENTS.

(b) Counterparts; Signatures By Facsimile. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and supersede all previous communication, representation, or Agreements whether oral or written, between the parties with respect to the matters covered herein. Except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. The Agreement may not be orally modified. Only a modification in writing, signed authorized representatives of both parties will be enforceable. The parties waive the right to rely on any oral representations made by the other party, whether in the past or in the future, regarding the subject matter of the Agreement, the instruments referenced herein or any other dealings between the parties related to investments or potential investments into the Company or any securities transactions or potential securities transactions with the Company.

(f) Independent Nature of Buyers’ Obligations And Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Buyer pursuant thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. Each Buyer has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.

(g) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company, to:

Attn: Molly Henderson, CFO
VirtualScopics, Inc.
500 Linden Oaks
Rochester, NY 14625
Phone: 585-249-6231
Fax: 585-218-7350

With copy to:

Attn: Gregory W. Gribben, Esq.
Woods Oviatt Gilman LLP
700 Crossroads Building, 2 State Street
Rochester, New York 14614
Phone: (585) 987-2800
Fax: (585) 987-2975

If to a Buyer: To the address set forth immediately below such
Buyer's name on the signature pages hereto.

Each party shall provide notice to the other party of any change in address.

(h) Successors And Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from a Buyer or to any of its “Affiliates,” as that term is defined under the 1934 Act, without the consent of the Company provided that prior with notice of such assignment along with the terms thereof, and the full name and contact information of the transferee is provided to the Company .

(i) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(j) Survival. The representations and warranties of the parties hereto contained in Sections 2 and 3(a)-(d) of this Agreement shall survive the closing hereunder for the maximum period permitted by applicable law. The representations and warranties in the remaining portion of Section 3 shall survive until the eighteen (18) month anniversary of the Closing at which time they shall terminate.

(k) Indemnification. The Company and the Buyer (the “Indemnifying Party”) agree to indemnify and hold harmless the other, and all of their respective officers, directors, employees, agents, members and managers (the “Indemnified Party”) for loss or damage arising as a result of or related to any breach by the Company or the Buyer, as applicable, of any of its representations, warranties and covenants set forth in Sections 2, 3 and 4 hereof or any of their respective covenants and obligations under this Agreement or the Registration Rights Agreement.

Promptly after receipt of notice of the commencement of any action against an Indemnified Party, such Indemnified Party shall notify the Indemnifying Party in writing of the commencement thereof and the basis hereunder upon which a claim for indemnification is asserted, but the failure to do so shall not relieve the Indemnifying Party of its obligations hereunder except to the extent the Indemnifying Party is materially prejudiced by such failure. In the event of the commencement of any such action, the Indemnifying Party shall be entitled to participate therein and to assume the defense thereof with counsel satisfactory to the Indemnified Party, and, after notice from the Indemnifying Party to the Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnified Party hereunder for any legal expenses (including attorneys' fees) subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, PROVIDED, HOWEVER, that, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, the Indemnified Party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.

As to cases in which the Indemnifying Party has assumed and is providing the defense for the Indemnified Party, the control of such defense shall be vested in the Indemnifying Party; provided that the consent of the Indemnified Party shall be required prior to any settlement of such case or action, which consent shall not be unreasonably withheld. As to any action, the party which is controlling such action shall provide to the other party reasonable information (including reasonable advance notice of all proceedings and depositions in respect thereto) regarding the conduct of the action and the right to attend all proceedings and depositions in respect thereto through its agents and attorneys, and the right to discuss the action with counsel for the party controlling such action.

(l) Publicity. The Company and BridgePointe, on behalf of the other Buyers, shall have the right to review a reasonable period of time before issuance of any press releases, filings with the SEC, NASD or any stock exchange or interdealer quotation system, or any other public statements with respect to the transactions contemplated hereby; PROVIDED, HOWEVER, that the Company shall be entitled, without the prior approval of BridgePointe, to make any press release or public filings with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon). The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Buyers without the consent of the Buyers unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

(m) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(n) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(o) Omitted.

(p) Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that Buyer shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of showing economic loss and without any bond or other security being required.

10. NUMBER OF SHARES AND PURCHASE PRICE. Buyer subscribes for a Preferred Stock having an aggregate initial Stated Value equal to the subscription amount (“Subscription Amount”) set forth on such Buyer’s signature page below against payment by wire transfer in the amount of the Subscription Amount (less any offset of expenses as permitted hereunder).

The undersigned acknowledges that this Agreement and the subscription represented hereby shall not be effective unless accepted by the Company as indicated below.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned Buyer does represent and certify under penalty of perjury that the foregoing statements are true and correct and that Buyer by the following signature(s) executed this Agreement.

Dated this ___day of September, 2007.

_____________________________________________________	_______________________________________
Your Signature	PRINT EXACT NAME IN WHICH YOU WANT
THE SECURITIES TO BE REGISTERED
Buyer’s Subscription Amount: $____________________________________.

Buyer’s Entity Type and Residency:_________________________________.

____________________________________	DELIVERY INSTRUCTIONS:
Name: Please Print	Please type or print address where your security is to be delivered

____________________________________	ATTN.:______________________________________________________
Title/Representative Capacity (if applicable)

____________________________________	____________________________________________________
Name of Company You Represent (if applicable)	Street Address

____________________________________	____________________________________________________
Place of Execution of this Agreement	City, State or Province, Country, Offshore Postal Code

______________________________________________
Phone Number (For Federal Express) and Fax Number (re: Notice)

THIS AGREEMENT IS ACCEPTED BY THE COMPANY IN THE AMOUNT OF $ ---------------------- (“SUBSCRIPTION AMOUNT”) ON THE 12th DAY OF SEPTEMBER, 2007.

VIRTUALSCOPICS, INC.

By:	/s/ Molly Henderson
Print Name: Molly Henderson
Title: Chief Financial Officer

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)
Buyer	Address and Facsimile Number	Aggregate Stated Value of Preferred Stock Being Purchased	Aggregate Number of Warrant Shares[1]	Purchase Price	Legal Representative’s Address and Facsimile Number

BridgePointe Master Fund Ltd.	1125 Sanctuary Parkway Suite 275 Alpharetta, GA 30004 Facsimile: 770.777.5844	$2,000,000 (2,000 Shares)		$2,000,000	P. Bradford Hathorn, Esq. Roswell Capital Partners, LLC 1120 Sanctuary Parkway, Suite 325 Alpharetta, GA 30004 Facsimile: (770) 777-5844

BayStar Capital III Investment Fund, L.P..	80 E. Sir Francis Drake Blvd. Suite 2B Larkspur, CA 94939 Facsimile: 415.834.4601	$500,000 (500 Shares)		$ 500,000	John O’Neill, Esq. Collette, Erickson, Farmer & O’Neill 235 Pine Stree Suite 1300 San Francisco, CA 94104 Facsimile: 415-788-6929

Crescent International, Ltd.	℅ Cantara (Switzerland) S.A. 84 Avenue Louis-Casal CH-1216 Cointrin/Geneva Switzerland Facsimile: +41 22 7917171	$400,000 (400 Shares)		$ 400,000	Feldman Weinstein & Smith LLP The Graybar Building 420 Lexington Avenue New York, New York 10170-0002 Facsimile: (212) 401-4741

Gemini Master Fund, Ltd.	℅ Gemini Strategies, LLC 12220 El Camino Real Suite 400 San Diego, CA 92130 Facsimile: (858) 505-8808	$400,000 (400 Shares)		$ 400,000	Steven Winters ℅ Gemini Strategies, LLC 12220 El Camino Real Suite 400 San Diego, CA 92130 Facsimile: (858) 505-8808

Bristol Investment Fund, Ltd.	℅ Bristol Capital Advisors, LLC 10990 Wilshire Boulevard, Suite 1410 Los Angeles, CA 90024 Facsimile: (310) 696.0334	$350,000 (350 Shares)		$ 350,000	Amy Wang, Esq. ℅ Bristol Capital Advisors, LLC 10990 Wilshire Boulevard, Suite 1410 Los Angeles, CA 90024 Facsimile: (310) 696.0334

Robert G. Klimasewski	19 Junction Road Honeoye Falls, NY 14472	$100,000 (100 Shares)		$ 100,000	19 Junction Road Honeoye Falls, NY 14472

SRK Management Co.	810 Seventh Avenue 41st Floor New York, New York 10019	$500,000 (500 Shares)		$ 500,000	810 Seventh Avenue 41st Floor New York, New York 10019

EGATNIV, LLC	150 West 46th Street 6th Floor New York, New York 10036 Facsimile: (212) 730-4306	$100,000 (100 Shares)	$ 100,000	Joshua Greenberg 150 West 46th Street 6th Floor New York, New York 10036 Facsimile: (212) 730-4306

Total:		4,350	$4,350,000

1 To be calculated pursuant to Section 1(b)(iv) and completed at the Closing.

VirtualScopics, Inc.
Exhibits and Schedule List to the
SECURITIES PURCHASE AGREEMENT

Exhibit	A	Certificate of Designation
Exhibit	B	Registration Rights Agreement
Exhibit	C	Escrow Agreement
Exhibit	D	Warrants
Exhibit	E	Legal Opinion (dated Closing Date)
Exhibit	F	Limited Standstill Agreement

Schedule	3(a)	Organization & Qualification, Subsidiaries
Schedule	3(b)	Authorization; Enforcement
Schedule	3(c-1)	Capitalization
Schedule	3(c-2)	Outstanding Warrants, Options, Etc.
Schedule	3(f)	No Conflicts
Schedule	3(h)	Absence of Certain Changes/ Material Adverse Changes
Schedule	3(j-1)	Patents; Intellectual Property
Schedule	3(j-2)	Liens, Licenses on any Patents
Schedule	3(m)	Transactions with and Obligations to Affiliates
Schedule	3(r)	Conduct of Business; Regulatory Permits; Compliance
Schedule	3(dd)	Accountant and Lawyer Letters
Schedule	3(hh)	DTC Status
Schedule	3(jj)	Registration Rights
Schedule	3(kk)	Obligations to Issue Additional Securities
Schedule	4(r)	Designated Insiders